SUB-ADVISORY AGREEMENT


         AGREEMENT made as of this 25th day of September, 1998, by and between First Union National Bank, a national banking association, (the "Advisor"), and First International Advisors Ltd. (the "Sub-Advisor").

         WHEREAS, the Advisor serves as investment manager of the Evergreen Select Total Return Bond Fund ("Fund"), a series of Evergreen Select Fixed
Income Trust (the "Trust"), a Delaware business trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

         WHEREAS, the Advisor desires to avail itself of the services, advice and assistance of the Sub-Advisor to assist the Advisor in providing investment advisory services to the Fund; and

         WHEREAS, the Sub-Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Advisor;

         NOW,   THEREFORE,   in   consideration  of  the  terms  and  conditions
hereinafter set forth, it is agreed as follow:

         1. Employment of the Adviser. The Advisor hereby employs the Sub-Advisor to manage the investment and reinvestment of that portion of the Fund which the Advisor allocates to the Sub-Advisor from time to time (the "Account"), subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Advisor, the Fund or the Trust in any way. The Sub-Advisor may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the Account.

         2. Responsibilities of the Sub-Advisor. The Sub-Advisor undertakes to provide the following services and to assume the following obligations:

         a. The Sub-Advisor shall manage the investment and reinvestment of the portfolio assets of the Account, all without prior consultation with the Advisor, subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Fund's Prospectus and Statement of Additional Information as from time to time in effect (the "Governing Documents") (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940 ("1940 Act") and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and (iii) any written instructions which the Advisor or the Trust's Board of Trustees may issue from time-to-time; provided, however, that for purposes of determining compliance with the Governing Documents and with applicable law, the Sub-Advisor may treat the Account as if it constituted the entire Fund. The Sub-Advisor also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Trust's Board of Trustees as from time to time in effect (the "Procedures"). The Advisor has provided to the Sub-Advisor copies of all Governing Documents and Procedures and shall promptly provide to the Sub-Advisor any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the SubAdvisor shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Sub-Advisor shall render such reports to the Trust's Board of Trustees and the Advisor as they may reasonably request concerning the investment activities of the Account. Unless the Advisor gives the Sub-Advisor written instructions to the contrary, the Sub-Advisor shall, in good faith and in a manner which it reasonably believes best serves the interests of the Account's shareholders, direct the Account's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held in the Account.

         b. Absent instructions of the Advisor to the contrary, the Sub-Advisor shall, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select. The Sub-Advisor shall use its best efforts to obtain "best execution" on all portfolio transactions executed on behalf of the Fund, provided that, so long as the Sub-Advisor has complied with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Advisor may cause the Fund to pay a commission on a transaction in excess of the amount of commission another broker-dealer would have charged.

         c. In connection with the placement of orders for the execution of the portfolio transactions of the Account, the Sub-Advisor shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Sub-Advisor on behalf of the Account in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Trust, the Advisor or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Sub-Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         d. The Sub-Advisor shall bear its expenses of providing services pursuant to this Agreement.

         3. Compensation of the Sub-Advisor. In full consideration of services rendered pursuant to this Agreement, the Advisor will pay the Sub-Advisor a fee at the annual rate set forth in Schedule A hereto of the value of the Account's average daily net assets. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the SubAdvisor shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-Advisor, the value of the Account's net assets shall be computed at the times and in the manner that the Fund's net assets are computed, as specified in the Governing Documents.

         4. Other Activities of the Sub-Advisor. The services of the Sub-Advisor hereunder are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

         5. Use of Names. The Advisor shall not use the name of the Sub-Advisor or any of its affiliates in any prospectus, sales literature or other material relating to the Trust or the Fund in any manner not approved prior thereto by the Sub-Advisor; provided, however, that the Advisor may use the name of the Sub-Advisor and its affiliates in any such material that merely refers in accurate terms to the Sub-Advisor's appointment hereunder. The Sub-Advisor shall not use the name of the Trust or the Advisor in any material relating to the Sub-Advisor in any manner not approved prior thereto by the Advisor; provided, however, that the Sub-Advisor may use the name of the Advisor or the Trust in any material that merely refers in accurate terms to the appointment of the Sub-Advisor hereunder.

         6. Liability of the Sub-Advisor. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the SubAdvisor shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Subject to the foregoing, nothing herein shall constitute a waiver of any rights or remedies which the Trust may have under any federal or state securities laws.

         7. Limitation of Trust's Liability. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Sub-Advisor agrees that any of the Trust's obligations shall be limited to the assets of the Fund and that the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

         8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without payment of any penalty, by the Trust's Board of Trustees, by the Advisor, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice to the Sub-Advisor or by the Sub-Advisor upon 90 days' prior written notice to the Advisor, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Investment Advisory and Management Agreement between the Advisor and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Sub-Advisor and the Advisor, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities.

         9. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as condidential and shall not be disclosed to third parties without the consent of the other party hereto except as requiredby law, rule or regulation. The Advisor hereby consents to the disclosure to third parties of investment results and other data of the Account in connection with providing composite investment results and related information of the Sub-Advisor.

         10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                           FIRST UNION NATIONAL BANK

                                           By: _______________________________
                                                 Authorized Officer


                                            FIRST INTERNATIONAL ADVISORS LTD.

                                            By: _______________________________
                                               Authorized Officer







                                   SCHEDULE A




Evergreen Select Total Return                     0.60% of average daily net
Bond Fund                                         assets of the Account